CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2011, relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Report to Shareholders of Western Asset Non-U.S. Opportunity Bond Portfolio, of our reports dated February 18, 2011, relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Reports to Shareholders of Western Asset Limited Duration Bond Portfolio, Western Asset Intermediate Bond Portfolio, Western Asset High Yield Portfolio, Western Asset Inflation indexed Plus Bond Portfolio, and Western Asset Absolute Return Bond Fund, of our reports dated February 22, 2011, relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Reports to Shareholders of Western Asset Core Bond Portfolio and Western Asset Core Plus Bond Portfolio (eight of the portfolios comprising Western Asset Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 25, 2011